Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-4 and related Prospectus of Colony Bankcorp, Inc. of our reports dated March 14, 2025, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Colony Bankcorp, Inc., appearing in the Annual Report on Form 10-K of Colony Bankcorp, Inc. for the year ended December 31, 2024.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ Mauldin & Jenkins, LLC

Albany, Georgia

September 15, 2025